701 Reading Avenue West Reading, PA 19611 Contact: Jordan Baucum, Head of Corporate Communications 951-608-8314 CUSTOMERS BANCORP, INC. DECLARES QUARTERLY CASH DIVIDEND ON ITS SERIES F PREFERRED STOCK AND ANNOUNCES FULL REDEMPTION OF SERIES F PREFERRED STOCK (West Reading, Pa – October 30, 2025) Customers Bancorp, Inc. (NYSE: CUBI) announced that the Board of Directors has declared a quarterly cash dividend on its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F (NYSE: CUBIPrF) of $0.5726314 per share. The dividend is payable on December 15, 2025, to shareholders of record on November 30, 2025. In addition, Customers Bancorp, Inc. is redeeming, in whole, all 3,400,000 shares ($85.0 million) of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F (ticker “CUBIPrF”) (the “Series F Preferred Stock”) which had a current declared dividend rate of 9.06%. The redemption date for the Series F Preferred Stock Shares is December 15, 2025 (the “Series F Redemption Date”). The cash redemption price, payable on the Series F Redemption Date, for each share of Series F Preferred Stock, will equal $25. Because the redemption date is also a dividend payment date for the Series F Preferred Stock, the redemption price does not include declared and unpaid dividends. Holders of record on November 30, 2025 will separately receive the regular quarterly dividend of $0.5726314 per share due on the Series F Redemption Date. The redemption announced today is consistent with Customers Bancorp’s ongoing efforts to enhance the efficiency of its funding and capital structure. “Our strong capital position and robust liquidity levels have positioned us to redeem this higher cost preferred stock to further optimize our capitalization and improve long-term profitability. This action, on the heels of our successful deposit franchise transformation, are significant steps in our on-going commitment to deliver shareholder value,” said Sam Sidhu, President of Customers Bancorp, Inc. and CEO of Customers Bank. After giving effect to the redemption, no shares of the Series F Preferred Stock will remain outstanding, and dividends will no longer accrue on such securities.

Computershare Trust Company, N.A. (“Computershare”) is the paying agent for the Series F Shares. The paying agent’s address is Computershare Trust Company, Attn: Corporate Actions, 150 Royall Street, Canton, MA 02021. Questions relating to the notice of redemption and related materials should be directed to Computershare via telephone at 1-800-368- 5948. For further information on the Series F Preferred Stock, please see the Statement with Respect to Shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, at the following web address: https://www.sec.gov/Archives/edgar/data/1488813/000095015916000731/ex3-1.htm ### Institutional Background Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with over $24 billion in assets making it one of the 80 largest bank holding companies in the U.S. Customers Bank’s commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service distinguished by a Single Point of Contact approach. In addition to traditional lines such as C&I lending, commercial real estate lending and multifamily lending, Customers Bank also provides a number of national corporate banking services to specialized lending clients. Major accolades include: • Named a Top 10 Performing Bank by American Banker for five consecutive years (2021- 2025), including the #1 spot in 2024 among midsize banks ($10B to $50B in assets) • No. 72 out of the 100 largest publicly traded banks in 2025 Forbes Best Banks list • 2024 Inc. Magazine Best in Business List in Financial Services Category • Net Promoter Score of 73 compared to industry average of 41 A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.